UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2024

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	0-1402	34-1860551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on April 19, 2024. The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 18, 2024.

Proposal 1 – Shareholders elected twelve directors, each to hold office until the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Chambers	43,785,066	1,245,281	5,126,371
Curtis E. Espeland	44,423,039	607,308	5,126,371
Bonnie J. Fetch	44,705,794	324,553	5,126,371
Patrick P. Goris	43,757,556	1,272,791	5,126,371
Steven B. Hedlund	44,829,200	201,147	5,126,371
Michael F. Hilton	43,496,668	1,533,679	5,126,371
Marc A. Howze	44,726,981	303,366	5,126,371
Kathryn Jo Lincoln	43,979,353	1,050,994	5,126,371
Christopher L. Mapes	43,057,681	1,972,666	5,126,371
Phillip J. Mason	44,520,869	509,478	5,126,371
Ben P. Patel	43,799,218	1,231,129	5,126,371
Kellye L. Walker	43,308,963	1,721,384	5,126,371

Proposal 2 - Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,903,349	1,203,712	49,657	0

Proposal 3 - Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,664,245	934,508	431,594	5,126,371

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Jennifer I. Ansberry
Name:	Jennifer I. Ansberry
Title:	Executive Vice President, General Counsel and Secretary

Date: April 23, 2024